Q2 2025 Earnings Presentation August 6, 2025

This presentation (the “Presentation”) of OppFi Inc. (“OppFi” or the “Company”) is for information purposes only. Certain information contained herein has been derived from sources prepared by third parties. While such information is believed to be reliable for the purposes used herein, the Company makes no representation or warranty with respect to the accuracy of such information. Trademarks and trade names referred to in this Presentation are the property of their respective owners. The information contained herein does not purport to be all-inclusive. This Presentation does not constitute investment, tax, or legal advice. No representation or warranty, express or implied, is or will be given by the Company or any of its respective affiliates, directors, officers, employees or advisers or any other person as to the accuracy or completeness of the information in this Presentation, and no responsibility or liability whatsoever is accepted for the accuracy or sufficiency thereof or for any errors, omissions or misstatements, negligent or otherwise, relating thereto. The information contained in this Presentation is preliminary in nature and is subject to change, and any such changes may be material. The Company disclaims any duty to update the information contained in this Presentation, which information is given only as of the date of this Presentation unless otherwise stated herein. Forward-Looking Statements This Presentation includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. OppFi’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “possible,” “continue,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, without limitation, OppFi’s expectations with respect to its full year 2025 guidance, the future performance of OppFi’s platform, OppFi’s objectives, plans, strategies, and expectations for OppFi’s growth, new products, and future financial performance. These forward-looking statements are based on OppFi’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside OppFi’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the impact of general economic conditions, including economic slowdowns, inflation, interest rate changes, recessions, the impact of tariffs, and tightening of credit markets on OppFi’s business; the impact of challenging macroeconomic and marketplace conditions; the impact of stimulus or other government programs; whether OppFi will be successful in obtaining declaratory relief against the Commissioner of the Department of Financial Protection and Innovation for the State of California; whether OppFi will be subject to AB 539; whether OppFi’s bank partners will continue to lend in California and whether OppFi’s financing sources will continue to finance the purchase of participation rights in loans originated by OppFi’s bank partners in California; OppFi’s ability to scale and grow the Bitty business; the impact that events involving financial institutions or the financial services industry generally, such as actual concerns or events involving liquidity, defaults, or non-performance, may have on OppFi’s business; risks related to any material weakness in OppFi’s internal controls over financial reporting; the ability of OppFi to grow and manage growth profitably and retain its key employees; risks related to new products; risks related to evaluating and potentially consummating acquisitions; concentration risk; risks related to OppFi’s ability to comply with various covenants in its corporate and warehouse credit facilities; risks related to potential litigation; changes in applicable laws or regulations, including, but not limited to, impacts from the One Big Beautiful Bill Act; the possibility that OppFi may be adversely affected by other economic, business, and/or competitive factors; risks related to management transitions; and other risks and uncertainties indicated from time to time in OppFi’s filings with the United States Securities and Exchange Commission, in particular, contained in the section or sections captioned “Risk Factors.” OppFi cautions that the foregoing list of factors is not exclusive, and readers should not place undue reliance upon any forward-looking statements, which speak only as of the date made. OppFi does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Non-GAAP Financial Measures Certain financial information and data contained in this Presentation are unaudited and do not conform to Regulation S-X. Accordingly, such information and data may not be included in, may be adjusted in or may be presented differently in, any periodic filing, information or proxy statement, or prospectus or registration statement to be filed by OppFi with the SEC. Some of the financial information and data contained in this Presentation, such as Adjusted EBT, Adjusted Net Income and margin thereof, Adjusted EPS, and Free Cash Flow have not been prepared in accordance with United States generally acceptable accounting principles ("GAAP"). Adjusted EBT is defined as Net Income, adjusted for (1) income tax expense; (2) change in fair value of warrant liabilities; (3) other adjustments, net; and (4) other income. Adjusted Net Income is defined as Adjusted EBT as defined above, adjusted for taxes assuming a tax rate for each period presented that reflects the U.S. federal statutory rate of 21% and a blended statutory rate for state income taxes, in order to allow for a comparison with other publicly traded companies. Adjusted Net Income Margin is defined as Adjusted Net Income as defined above divided by Total Revenue. Adjusted EPS is defined as Adjusted Net Income as defined above, divided by weighted average diluted shares outstanding, which represents shares of both classes of common stock outstanding and includes the impact of dilutive securities, such as restricted stock units, performance stock units, and stock options. The earnout units were not earned pursuant to the earnout provisions of the Business Combination Agreement on or prior to July 21, 2024, the third anniversary of the closing date of the Company’s business combination. Accordingly, on such date the earnout units and associated Class V Voting Stock were forfeited. Free Cash Flow is defined as net cash provided by operating activities minus net cash used in investing activities. These non-GAAP financial measures have not been prepared in accordance with accounting principles generally accepted in the United States and may be different from non-GAAP financial measures used by other companies. OppFi believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends. These non-GAAP measures with comparable names should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP. A reconciliation of OppFi’s non-GAAP financial measures to the most directly comparable GAAP financial measures can be found in the Appendix. A reconciliation of projected full year 2025 Adjusted Net Income and projected full year 2025 Adjusted EPS to the most directly comparable GAAP financial measures is not included in this Presentation because, without unreasonable efforts, the Company is unable to predict with reasonable certainty the amount or timing of non-GAAP adjustments that are used to calculate these measures. No Offer or Solicitation This Presentation does not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act. Website This Presentation contains reproductions and references to the Company’s website and mobile content. Website and mobile content are not incorporated into this Presentation. Any references to URLs for the websites are intended to be inactive textual references only. Disclaimer 2

Q2 2025 Earnings Highlights: Record Quarterly Total Revenue and Adjusted Net Income GAAP net income of $11.5 million, a decrease of $16.2 million year over year, and Adjusted Net Income of $39.4 million1, an increase of $14.6 million year over year, a new company quarter record Total Revenue increased 12.8% year over year to $142.4 million, a company quarter record Net charge off rate as a percentage of total revenue decreased 60 basis points year over year to 31.9% Net income margin of 8.1%, and adjusted net income margin of 27.7%1, an expansion of 810 basis points Total Expenses as a percentage of Total Revenue decreased 610 basis points year over year to 38.9% Recoveries of previously charged off receivables increased 26.7% year over year 1. Adjusted net income and margin thereof are financial measures that have not been prepared in accordance with Generally Accepted Accounting Principles (“GAAP”). See the disclaimer on “Non-GAAP Financial Measures” on slide 2 for a detailed description of such Non-GAAP financial measures and the appendix for a reconciliation of Non-GAAP financial measures to their most directly comparable GAAP financial measures. 3

4 A tech-enabled digital finance platform that partners with banks to offer financial products and services for everyday Americans. At-A-Glance 1. For Q2 2025 at the time of loan approval. 2. As of June 30, 2025. 3. 2015-2024. 4. Federal Reserve Bank of New York – “Unequal Access to Credit: The Hidden Impact of Credit Constraints” (2019) Mission-driven Platform Significant Economic Scale Strong Fundamentals and Balance Sheet Providing best-in-class products and customer service with a 79 NPS Score1 Profitable Across Business Cycles Large Addressable Market Facilitated more than $7.8 billion in gross loan issuance covering over 4.3 million loans, since inception2 Operating efficiency drives strong free cash flow and a robust balance sheet which positions OppFi for growth 10 consecutive years of positive net income3 60+ million US Consumers face credit insecurity and are unlikely to access credit at choice4

5 Outstanding Customer Satisfaction 79 Net Promoter Score (NPS) Results Selected Customer Testimonials “You were very easy to work with. I had an issue with funds being deposited into my account because I entered in a wrong number on my part and your reps handled it fast and efficiently and money was deposited within 24 hours.” May 2025, NPS “The turnaround time the fact that my bank couldn’t give me a loan I am so appreciated for Opploans not only was the process quick but everything was transparent I am so grateful thank you so much Opploans.” May 2025, Trustpilot “Quick and easy online application process. Approved and had the funds the next day. Of course the rates will be high, but having an option with fair credit from past mistakes is a great safety net in times of need, or simply trying to get a fresh start on repairing credit history.” April 2025, BBB 4.80 11,971 reviews 4.5 5,145 reviews A+ Rating 1. Note: NPS is for Q2 2025 at the time of approval. Ratings reflect data as of July 25, 2025.

Financial Highlights

7 Q2 2025 Financial Highlights Adjusted Net Income1 ($M) Adjusted EPS1 Significant Adjusted Net Income expansion year over year, driven by record revenue, improvement in the net charge-off rate, and prudent expense management $11.5M Net Income $(20.8M) Net Loss Attributable to OppFi Inc. $39.4M Adj. Net Income1 $(0.78) Basic EPS $(0.78) Diluted EPS $0.45 Adjusted EPS1 1. Non-GAAP Financial Measures: Adjusted Net Income and Adjusted EPS are financial measures that have not been prepared in accordance with GAAP. See the disclaimer on “Non- GAAP Financial Measures” on slide 2 for a detailed description of such Non-GAAP financial measures and the appendix for a reconciliation of such Non-GAAP financial measures to their most directly comparable GAAP financial measures. $16 $25 $39 Q2 2023 Q2 2024 Q2 2025 +59% $0.19 $0.29 $0.45 Q2 2023 Q2 2024 Q2 2025 +55%

Total Revenue ($M) Total revenue increased 12.8% YoY driven by higher receivables and annualized average yield1 having increased 130 bps 8 Net Charge-Off Rate1 Net charge-offs as a percentage of total revenue decreased 60 bps YoY as a result of a higher yielding portfolio and increased recovery efforts Operating Expense Margin Prudent expense management drove down total expenses as a percentage of total revenue by 610 bps YoY Q2 2025 Performance: Improvement Across Key Profitability Drivers 1. The key performance metrics presented are for the OppLoans product only and exclude the SalaryTap and OppFi Card products. $122 $126 $142 Q2 2023 Q2 2024 Q2 2025 +13% 36.2% 32.5% 31.9% Q2 2023 Q2 2024 Q2 2025 -2% 45.9% 45.0% 38.9% Q2 2023 Q2 2024 Q2 2025 -14%

UNAUDITED QUARTER ENDED ($ in millions) 6/30/2025 6/30/2024 Total Net Originations1 $234 $206 Total Retained Net Originations1 $206 $189 Ending Receivables2 $438 $387 Net Charge-Off Rate as % of Total Revenue3 32% 33% Net Charge-Off Rate as % of Avg. Receivables, Annualized3 43% 44% Average Yield, Annualized4 136% 135% Automatic Approval Rate5 80% 76% Q2 2025 Key Performance Indicators • Total net originations increased 14% year over year as a result of increased demand from returning customers and improvements to our credit model driving higher issuance for our refinance and returning customers, while Total Retained Net Originations increased 9% year over year, attributed to growth in the total net originations, partially offset by the growth in the percentage of loans retained by our bank partners • Ending Receivables increased 13% year over year as a result of a higher balance to start the year, growth in retained net originations year over year, and term extension initiatives in 2025 • Net charge-off rate as percentage of total revenue decreased to 32% from 33% year over year, and the annualized net charge off rate as a percentage of average receivables decreased to 43% from 44% year over year, as a result of a higher yielding portfolio for the reasons discussed below and larger average receivables balances over the period • Average yield increased to 136% from 135% year over year largely driven by an increase in the average statutory rate due to the expansion of pricing initiatives implemented in the second half of 2024 • Automatic approval rate increased to 80% from 76% year over year, reflecting the continued application of algorithmic automation projects that streamline the origination process 1. Total net originations are defined as gross originations net of transferred balance on refinanced loans, while total retained net originations are defined as the portion of total net originations with respect to which the Company ultimately purchased a receivable from bank partners. 2. Ending receivables are defined as the unpaid principal balances of loans at the end of the reporting period. 3. Net charge-offs as a percentage of total revenue and net charge-offs as a percentage of average receivables represent total charge-offs from the period less recoveries as a percentage of total revenue and as a percentage of average receivables. Net charge-offs as a percentage of average receivables is presented as an annualized metric. Finance receivables are charged off at the earlier of the time when accounts reach 90 days past due on a recency basis, when OppFi receives notification of a customer bankruptcy or is otherwise deemed uncollectible. 4. Average yield is defined as total revenue from the period as a percent of average receivables and is presented as an annualized metric. 5. Automatic approval rate is calculated by taking the number of approved loans that are not decisioned by a loan processor or underwriter (auto- approval) divided by the total number of loans approved. 9

10 Free Cash Flow Generation & Capital Allocation Optionality 2025 Key Liquidity and Capital Allocation Highlights • $30.0M in repayment of remaining corporate term loan debt outstanding (Q1-25) • $50.0M upsize to revolving credit facility with affiliates of Blue Owl Capital (Q1-25) • $28.1M for $0.25 per share/unit special dividend and special distribution to Class A common stockholders and Opportunity Financial, LLC Class A common unitholders, respectively (Q2-25) 1. 1. Free cash flow is a financial measure that has not been prepared in accordance with GAAP. See the disclaimer on "Non-GAAP Financial Measures" on slide 2 for a detailed description of such Non-GAAP financial measures and the appendix for a reconciliation of Non-GAAP financial measures to their most directly comparable GAAP financial measures. Free Cash Flow Generation ($M)1 $64M of Free Cash Flow generated through the first half of 2025, even as issuance growth is accelerating Total Funding Capacity ($M) $305.9 $219.1 $78.3 6/30/2025 Restricted and Unrestricted Cash Undrawn Debt Drawn Debt $603.3 $74.4 $63.8 1H 2024 1H 2025

11 Full Year 2025 Earnings Guidance $578M $605M to Total Revenue Adjusted Net Income1 Adjusted EPS1,2 $125M $130M to $1.39 $1.44 to Raised from $563M - $594M Raised from $106M - $113M Raised from $1.18 to $1.26 1. Non-GAAP Financial Measures: Adjusted Net Income and Adjusted EPS are financial measures that have not been prepared in accordance with GAAP. See the disclaimer on “Non-GAAP Financial Measures” on slide 2 for a detailed description of such non-GAAP financial measures. A reconciliation of projected 2025 adjusted net income and adjusted EPS to the most directly comparable GAAP financial measure is not included in this presentation because, without unreasonable efforts, the Company is unable to predict with reasonable certainty the amount or timing of non-GAAP adjustments that are used to calculate these measures. 2. Adjusted EPS of $1.39 to $1.44 is based on weighted average diluted shares outstanding of approximately 90 million.

Appendix

Q2 2025 Income Statement

(in Thousands, except share and per share data)	Three Months Ended June 30,		Variance	
(Unaudited)	2025	2024	$	%
Interest and loan related income	$ 141,144	$ 125,076	$ 16,068	12.8%
Other revenue	1,299	1,228	71	5.8%
Total revenue	142,443	126,304	16,139	12.8%
Change in fair value of finance receivables	(42,197)	(40,019)	(2,178)	5.4%
Provision for credit losses on finance receivables	-	(4)	4	(100.0%)
Net revenue	100,246	86,281	13,965	16.2%
Expenses:				
Sales and marketing	10,077	10,824	(747)	(6.9%)
Customer operations	11,299	11,608	(309)	(2.7%)
Technology, products, and analytics	7,721	9,148	(1,427)	(15.6%)
General, administrative, and other	16,702	14,250	2,452	17.2%
Total expenses before interest expense	45,799	45,830	(31)	(0.1%)
Interest expense	9,639	10,964	(1,325)	(12.1%)
Total expenses	55,438	56,794	(1,356)	(2.4%)
Income from operations	44,808	29,487	15,321	52.0%
Change in fair value of warrant liabilities	(33,304)	(976)	(32,328)	3310.8%
Income from equity method investment	1,121	-	1,121	-
Other income	79	79	-	-
Income before income taxes	12,704	28,590	(15,886)	(55.6%)
Income tax expense	1,224	914	310	33.9%
Net income	11,480	27,676	(16,196)	(58.5%)
Less: net income attributable to noncontrolling interest	32,260	24,610	7,650	31.1%
Net (loss) income attributable to OppFi Inc.	$ (20,780)	$ 3,066	$ (23,846)	(777.7%)
(Loss) earnings per common share attributable to OppFi Inc.:				
(Loss) earnings per common share:				
Basic	$ (0.78)	$ 0.16		
Diluted	$ (0.78)	$ 0.16		
Weighted average common shares outstanding:				
Basic	26,610,330	19,675,934		
Diluted	26,610,330	19,675,934		

OppFi 13

1. Certain columns and rows may not sum due to the use of rounded numbers for disclosure purposes. Percentages presented are calculated from the underlying whole-dollar amounts.

(in Thousands, except share and per share data) (Unaudited) 2025 2024 $ % Interest and loan related income 280,262$ 251,355$ 28,907$ 11.5% Other revenue 2,449 2,292 157 6.9% Total revenue 282,711 253,647 29,064 11.5% Change in fair value of finance receivables (91,655) (104,121) 12,466 (12.0%) Provision for credit losses on finance receivables - (31) 31 (100.0%) Net revenue 191,056 149,495 41,561 27.8% Expenses: Sales and marketing 18,556 19,002 (446) (2.3%) Customer operations 22,708 22,971 (263) (1.1%) Technology, products, and analytics 15,165 18,927 (3,762) (19.9%) General, administrative, and other 27,441 31,430 (3,989) (12.7%) Total expenses before interest expense 83,870 92,330 (8,460) (9.2%) Interest expense 19,886 22,394 (2,508) (11.2%) Total expenses 103,756 114,724 (10,968) (9.6%) Income from operations 87,300 34,771 52,529 151.1% Change in fair value of warrant liabilities (54,911) 4,195 (59,106) (1409.1%) Income from equity method investment 2,197 - 2,197 - Other income 159 159 - - Income before income taxes 34,745 39,125 (4,380) (11.2%) Income tax expense 2,875 1,318 1,557 118.1% Net income 31,870 37,807 (5,937) (15.7%) Less: net income attributable to noncontrolling interest 64,022 29,204 34,818 119.2% Net (loss) income attributable to OppFi Inc. (32,152)$ 8,603$ (40,755)$ (473.7%) (Loss) earnings per common share attributable to OppFi Inc.: (Loss) earnings per common share: Basic (1.28)$ 0.44$ Diluted (1.28)$ 0.36$ Weighted average common shares outstanding: Basic 25,158,196 19,440,680 Diluted 25,158,196 86,148,477 Six Months Ended June 30, Variance YTD 2025 Income Statement 1. Certain columns and rows may not sum due to the use of rounded numbers for disclosure purposes. Percentages presented are calculated from the underlying whole-dollar amounts. 14

June 30, December 31, (in Thousands) 2025 2024 $ % Unaudited Assets Cash and restricted cash 78,265$ 88,288$ (10,023)$ (11.4%) Finance receivables at fair value 491,488 473,696 17,792 3.8% Equity method investment 18,574 19,194 (620) (3.2%) Other assets 85,048 59,993 25,055 41.8% Total assets 673,375$ 641,171$ 32,204$ 5.0% Liabilities and stockholders’ equity Accounts payable and accrued expenses 29,840$ 33,290$ (3,450)$ (10.4%) Total debt 305,897 318,758 (12,861) (4.0%) Warrant liabilities 70,019 15,108 54,911 363.5% Other liabilities 49,914 39,802 10,112 25.4% Total liabilities 455,670 406,958 48,712 12.0% Total stockholders’ equity 217,705 234,213 (16,508) (7.0%) Total liabilities and stockholders’ equity 673,375$ 641,171$ 32,204$ 5.0% Variance Condensed Balance Sheet 1. Certain columns and rows may not sum due to the use of rounded numbers for disclosure purposes. Percentages presented are calculated from the underlying whole-dollar amounts. 15

Condensed Cash Flow Statement 1. Certain columns and rows may not sum due to the use of rounded numbers for disclosure purposes. Percentages presented are calculated from the underlying whole-dollar amounts. 16 (in Thousands) Variance (Unaudited) 2025 2024 $ % Net cash provided by operating activities 179,357$ 151,732$ 27,625$ 18.2% Net cash used in investing activities (115,561) (77,344) (38,217) 49.4% Net cash used in financing activities (73,819) (67,494) (6,325) 9.4% Net (decrease) increase in cash and restricted cash (10,023)$ 6,894$ (16,917)$ (245.4%) Six Months Ended June 30,

(in Thousands, except share and per share data) (Unaudited) 2025 2024 $ % Net income 11,480$ 27,676$ (16,196)$ (58.5%) Income tax expense 1,224 914 310 33.9% Other income (79) (79) - - Change in fair value of warrant liabilities 33,304 976 32,328 3310.8% Other adjustments, net1 5,542 2,932 2,610 89.0% Adjusted EBT2 51,471 32,419 19,052 58.8% Less: pro forma taxes3 12,070 7,638 4,432 58.0% Adjusted net income2 39,401$ 24,781$ 14,620$ 59.0% Adjusted earnings per share2 0.45$ 0.29$ Weighted average diluted shares outstanding 88,419,961 86,268,511 Total revenue 142,443$ 126,304$ Adjusted net income margin2 27.7% 19.6% Three Months Ended June 30, Variance Q2 2025 Adjusted Net Income Reconciliation 1. For the three months ended June 30, 2025, other adjustments, net of $5.5 million included $5.1 million in expenses related to stock compensation, $0.3 million in expenses related to severance, and $0.2 million in expenses related to legal matters. For the three months ended June 30, 2024, other adjustments, net of $2.9 million included $2.1 million in expenses related to stock compensation, $0.5 million in expenses related to legal matters, $0.3 million in expenses related to severance, and $0.1 million in expenses related to corporate development. The sum of the individual components of other adjustments, net may not equal the total presented due to the use of rounded numbers for disclosure purposes. 2. Non-GAAP Financial Measures: Adjusted EBT, Adjusted Net Income (and margin thereof), and Adjusted EPS are financial measures that have not been prepared in accordance with GAAP. See the disclaimer on “Non-GAAP Financial Measures” on slide 2 for a detailed description of such non-GAAP financial measures. 3. Assumes a tax rate of 23.45% for the three months ended June 30, 2025 and 23.56% for the three months ended June 30, 2024, reflecting the U.S. federal statutory rate of 21% and a blended statutory rate for state income taxes. 4. Certain columns and rows may not sum due to the use of rounded numbers for disclosure purposes. Percentages presented are calculated from the underlying whole-dollar amounts. 17

Year to Date 2025 Adjusted Net Income Reconciliation

(in Thousands, except share and per share data)	Six Months Ended June 30,		Variance	
(Unaudited)	2025	2024	$	%
Net income	$ 31,870	$ 37,807	$ (5,937)	(15.7%)
Income tax expense	2,875	1,318	1,557	118.1%
Other income	(159)	(159)	-	-
Change in fair value of warrant liabilities	54,911	(4,195)	59,106	1409.1%
Other adjustments, net[1]	6,152	9,136	(2,984)	(32.7%)
Adjusted EBT[2]	95,649	43,907	51,742	117.8%
Less: pro forma taxes[3]	22,430	10,345	12,085	116.8%
Adjusted net income[2]	$ 73,219	$ 33,562	$ 39,657	118.2%
Adjusted earnings per share[2]	$ 0.83	$ 0.39		
Weighted average diluted shares outstanding	88,208,125	86,148,477		
Total revenue	$ 282,711	$ 253,647		
Adjusted net income margin[2]	25.9%	13.2%		

1. For the six months ended June 30, 2025, other adjustments, net of $6.2 million included $6.4 million in expenses related to stock compensation, $0.6 million in expenses related to severance, $0.5 million in expenses related to legal matters, and $0.2 million in expenses related to an adjustment to the Company's outstanding lease obligations, partially offset by a $1.4 million addback related to the partial forgiveness of remaining expenses related to OppFi Card's exit activities. For the six months ended June 30, 2024, other adjustments, net of $9.1 million included $3.1 million in expenses related to stock compensation, $2.9 million in expenses related to OppFi Card's exit activities, $1.2 million in expenses related to legal matters, $1.1 million in expenses related to severance, and $0.9 million in expenses related to corporate development. The sum of the individual components of other adjustments, net may not equal the total presented due to the use of rounded numbers for disclosure purposes.
2. Non-GAAP Financial Measures: Adjusted EBT, Adjusted Net Income (and margin thereof), and Adjusted EPS are financial measures that have not been prepared in accordance with GAAP. See the disclaimer on "Non-GAAP Financial Measures" on slide 2 for a detailed description of such non-GAAP financial measures.
3. Assumes a tax rate of 23.45% for the six months ended June 30, 2025 and 23.56% for the six months ended June 30, 2024, reflecting the U.S. federal statutory rate of 21% and a blended statutory rate for state income taxes.
4. Certain columns and rows may not sum due to the use of rounded numbers for disclosure purposes. Percentages presented are calculated from the underlying whole-dollar amounts.

OppFi 18

Q2 2025 Adjusted Earnings per Share Reconciliation

(Unaudited)	Three Months Ended June 30, 2025	2024
Weighted average Class A common stock outstanding	26,610,330	19,675,934
Weighted average Class V voting stock outstanding	60,251,993	91,380,789
Elimination of earnouts at period end	-	(25,500,000)
Dilutive impact of restricted stock units	1,304,191	642,306
Dilutive impact of performance stock units	41,427	69,482
Dilutive impact of stock options	212,020	-
Weighted average diluted shares outstanding	88,419,961	86,268,511

(in Thousands, except share and per share data)	Three Months Ended June 30, 2025		Three Months Ended June 30, 2024	
(Unaudited)	$	Per Share	$	Per Share
Weighted average diluted shares outstanding		88,419,961		86,268,511
Net income	$ 11,480	$ 0.13	$ 27,676	$ 0.32
Income tax expense	1,224	0.01	914	0.01
Other income	(79)	(0.00)	(79)	(0.00)
Change in fair value of warrant liabilities	33,304	0.38	976	0.01
Other adjustments, net[1]	5,542	0.06	2,932	0.03
Adjusted EBT[2]	51,471	0.58	32,419	0.38
Less: pro forma taxes[3]	12,070	0.14	7,638	0.09
Adjusted net income[2]	$ 39,401	$ 0.45	$ 24,781	$ 0.29

1. For the three months ended June 30, 2025, other adjustments, net of $5.5 million included $5.1 million in expenses related to stock compensation, $0.3 million in expenses related to severance, and $0.2 million in expenses related to legal matters. For the three months ended June 30, 2024, other adjustments, net of $2.9 million included $2.1 million in expenses related to stock compensation, $0.5 million in expenses related to legal matters, $0.3 million in expenses related to severance, and $0.1 million in expenses related to corporate development. The sum of the individual components of other adjustments, net may not equal the total presented due to the use of rounded numbers for disclosure purposes.
2. Non-GAAP Financial Measures: Adjusted EBT, Adjusted Net Income, and Adjusted EPS are financial measures that have not been prepared in accordance with GAAP. See the disclaimer on "Non-GAAP Financial Measures" on slide 2 for a detailed description of such non-GAAP financial measures.
3. Assumes a tax rate of 23.45% for the three months ended June 30, 2025 and 23.56% for the three months ended June 30, 2024, reflecting the U.S. federal statutory rate of 21% and a blended statutory rate for state income taxes.
4. Certain columns and rows may not sum due to the use of rounded numbers for disclosure purposes. Percentages presented are calculated from the underlying whole-dollar amounts.

OppFi 19

Year to Date 2025 Adjusted Earnings per Share Reconciliation

	Six Months Ended June 30,	
(Unaudited)	2025	2024
Weighted average Class A common stock outstanding	25,158,196	19,440,680
Weighted average Class V voting stock outstanding	61,470,613	91,531,964
Elimination of earnouts at period end	-	(25,500,000)
Dilutive impact of restricted stock units	1,322,965	602,628
Dilutive impact of performance stock units	51,902	73,205
Dilutive impact of stock options	204,449	-
Weighted average diluted shares outstanding	88,208,125	86,148,477

(in Thousands, except share and per share data)	Six Months Ended June 30, 2025		Six Months Ended June 30, 2024	
(Unaudited)	$	Per Share	$	Per Share
Weighted average diluted shares outstanding		88,208,125		86,148,477
Net income	$ 31,870	$ 0.36	$ 37,807	$ 0.44
Income tax expense	2,875	0.03	1,318	0.02
Other income	(159)	(0.00)	(159)	(0.00)
Change in fair value of warrant liabilities	54,911	0.62	(4,195)	(0.05)
Other adjustments, net[1]	6,152	0.07	9,136	0.11
Adjusted EBT[2]	95,649	1.08	43,907	0.51
Less: pro forma taxes[3]	22,430	0.25	10,345	0.12
Adjusted net income[2]	$ 73,219	$ 0.83	$ 33,562	$ 0.39

1. For the six months ended June 30, 2025, other adjustments, net of $6.2 million included $6.4 million in expenses related to stock compensation, $0.6 million in expenses related to severance, $0.5 million in expenses related to legal matters, and $0.2 million in expenses related to an adjustment to the Company's outstanding lease obligations, partially offset by a $1.4 million addback related to the partial forgiveness of remaining expenses related to OppFi Card's exit activities. For the six months ended June 30, 2024, other adjustments, net of $9.1 million included $3.1 million in expenses related to stock compensation, $2.9 million in expenses related to OppFi Card's exit activities, $1.2 million in expenses related to legal matters, $1.1 million in expenses related to severance, and $0.9 million in expenses related to corporate development. The sum of the individual components of other adjustments, net may not equal the total presented due to the use of rounded numbers for disclosure purposes.
2. Non-GAAP Financial Measures: Adjusted EBT, Adjusted Net Income (and margin thereof), and Adjusted EPS are financial measures that have not been prepared in accordance with GAAP. See the disclaimer on "Non-GAAP Financial Measures" on slide 2 for a detailed description of such non-GAAP financial measures.
3. Assumes a tax rate of 23.45% for the six months ended June 30, 2025 and 23.56% for the six months ended June 30, 2024, reflecting the U.S. federal statutory rate of 21% and a blended statutory rate for state income taxes.
4. Certain columns and rows may not sum due to the use of rounded numbers for disclosure purposes. Percentages presented are calculated from the underlying whole-dollar amounts.

OppFi | 20

Free Cash Flow Reconciliation 1. Free cash flow is a financial measure that has not been prepared in accordance with GAAP. See the disclaimer on "Non-GAAP Financial Measures" on slide 2 for a detailed description of such Non-GAAP financial measures. 2. Certain columns and rows may not sum due to the use of rounded numbers for disclosure purposes. Percentages presented are calculated from the underlying whole-dollar amounts. 21 (in Thousands) (Unaudited) 2025 2024 $ % Net cash provided by operating activities 179,357$ 151,732$ 27,625$ 18.2% Net cash used in investing activities (115,561) (77,344) (38,217) 49.4% Free cash flow1 63,796$ 74,388$ (10,592)$ (14.2%) Six Months Ended June 30, Variance

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